Exhibit 99.1

inContact Reports Fourth Quarter and Full Year 2011 Financial Results

Quarterly Highlights Include Record Software Revenue,

Up 26% Year-over-Year

SALT LAKE CITY – February 29, 2012 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud-based contact center software and contact center agent optimization tools, today reported financial results for the fourth quarter and year ended December 31, 2011.

Said Paul Jarman, inContact CEO, “I’m pleased to report that in the fourth quarter, we achieved record software segment revenue, as well as a 40% increase in bookings over the fourth quarter of last year, representing the strongest software bookings in the Company’s history. We are seeing a marked shift in the size, type and number of contact centers that are choosing inContact to power their business and, during the quarter, we closed 44 new customers and 20 expansions for a total of 64 new contracts.”

Continued Jarman, “This is a true inflection point for inContact. As one of the pioneers of cloud contact center solutions, we established inContact as an early market leader, and are seeing strong results from our investments in innovation, the platform and sales and marketing. These investments will enable us to extend our lead and increase our share in the rapidly growing cloud-based contact center market.”

Revenue

Consolidated revenue for the quarter ended December 31, 2011 was $23.8 million versus $20.3 million for the same period in 2010. This record consolidated revenue reflects an increase of $2.3 million in Software segment revenue and an increase of $1.2 million in Telecom segment revenue over the same period in 2010. Software segment revenue totaled $11.0 million for the quarter ended December 31, 2011, an increase of 26% from Q4 2010 and the largest organic quarterly sequential increase ever. Telecom segment revenue totaled $12.7 million for the quarter ended December 31, 2011 and marks the third quarter in a row that Telecom segment revenue has increased year-over-year, driven by increases in software-related telecom revenue, which now represents approximately 64% of total telecom revenue.

In the fourth quarter the Company made a change in an accounting estimate with respect to the period over which it recognizes certain software professional services fees, which impacted revenue during the quarter. Had the Company continued with the previous estimate, software segment revenue would have been $11.2 million dollars, representing 28% percent growth over Q4 of 2010.

For the full year ended December 31, 2011, Software segment revenue totaled $39.9 million, an increase of 18% from $33.7 million for 2010. For the first time since 2005, Telecom segment revenue grew year-over-year and totaled $49.1 million, an increase of 1%.

Gross Margin

The Q4 Software segment gross margin was 56% versus 62% in Q4 2010, and excluding non-cash charges, non-GAAP Software segment gross margin was 68% for the quarter, versus 74% in Q4 2010. This decrease in gross margin is principally attributable to investments we anticipated making in our strategic international facilities and reseller programs, as well as higher non-cash depreciation and amortization. Certain of these investments included establishing the European cloud network, as well as building the back office and infrastructure to provide us with additional leverage as we scale up to support Siemens Enterprise Communications, Verizon Business and other potential new partners. These investments were made ahead of the $5 million in guaranteed revenue from Siemens Enterprise Communications in 2012. We will leverage our 2011 investments throughout 2012, which we expect will improve our gross margin and operating results. Fourth quarter 2011 Telecom segment gross margin was 30%.

Consolidated gross margin percentage was 42% in the fourth quarter compared to 43% for the same period in 2010. Gross margin was impacted principally by the planned Software segment investments mentioned above. Excluding non-cash charges, consolidated gross margin was 48% for the fourth quarter compared to 49% for the same period in 2010.

Net Results

GAAP net loss for the three months ended December 31, 2011 was $3.1 million, or ($0.07) per share, as compared to a net loss of $1.2 million, or ($0.03) per share for the same period in 2010. This decrease in net results is primarily due to additional investment in facilities and reseller programs mentioned above, as well as our sales and marketing initiatives of approximately $1.5 million.

For the full year ended December 31, 2011, the Company reported a GAAP net loss of $9.4 million versus a net loss of $1.1 million for 2010.

EBITDAS

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”) for the fourth quarter was ($761,000) versus $766,000 during the same period in 2010. EBITDAS for the quarter was impacted by the additional investments mentioned above. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Jarman concluded, “We are excited to be at such a pivotal time in the history of our Company with a year of strong growth behind us and a large market opportunity ahead. We have a strong domestic and international infrastructure, favorable industry analyst rankings, significant market partnerships with strong players including Siemens Enterprise Communications and Verizon

Business, and a referenceable and committed customer base, which uniquely positions us to be the market’s most relevant player. We are confident that we can leverage our market leading cloud-based contact center software to accelerate our year-over-year quarterly software revenue growth rate, and deliver strong value for our shareholders in 2012 and into the future.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our fourth quarter and year ended 2011 financial results later today, February 29, 2012, at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-in Number: 1-800-862-9098

International Dial-in Number: + 1-785-424-1051

Conference ID#: INCONTACT

An audio file of the call will be available after March 2, 2012 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until March 7, 2012:

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 12327

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,724	$10,321
Restricted cash	246	246
Accounts and other receivables, net of allowance for uncollectible accounts of $491 and $749 respectively	12,916	9,303
Other current assets	2,526	2,293

Total current assets	33,412	22,163
Property and equipment, net	18,685	12,041
Intangible assets, net	1,394	1,938
Goodwill	4,086	4,073
Other assets	837	370

Total assets	$58,414	$40,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	7,180	7,295
Accrued liabilities	2,769	2,079
Accrued commissions	1,291	1,058
Current portion of deferred revenue	1,056	898
Current portion of long-term debt and capital lease obligations	2,831	1,334
Warrant liability	—	246

Total current liabilities	15,127	12,910
Long-term debt and capital lease obligations	5,964	8,653
Deferred rent	161	286
Deferred revenue	946	34

Total liabilities	22,198	21,883
Total stockholders’ equity	36,216	18,702

Total liabilities and stockholders’ equity	$58,414	$40,585

INCONTACT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Software	$11,018	$8,756	$39,870	$33,692
Telecom	12,737	11,553	49,115	48,463

Total net revenue	23,755	20,309	88,985	82,155

Costs of revenue:
Software	4,869	3,345	16,940	12,051
Telecom	8,957	8,214	35,637	34,542

Total costs of revenue	13,826	11,559	52,577	46,593

Gross profit	9,929	8,750	36,408	35,562

Operating expenses:
Selling and marketing	6,825	5,285	24,563	19,158
Research and development	2,007	1,365	6,354	5,271
General and administrative	3,987	2,996	14,090	12,085

Total operating expenses	12,819	9,646	45,007	36,514

Loss from operations	(2,890)	(896)	(8,599)	(952)
Other income (expense):
Interest income	1	—	1	1
Interest expense	(170)	(89)	(507)	(287)
Change in fair value of warrants	—	(169)	(158)	250
Other expense	(33)	(43)	(91)	(47)

Total other expense	(202)	(301)	(755)	(83)

Loss before income taxes	(3,092)	(1,197)	(9,354)	(1,035)
Income tax expense	(26)	21	(74)	(21)

Net loss	$(3,118)	$(1,176)	$(9,428)	$(1,056)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.03)	$(0.23)	$(0.03)
Weighted average common shares outstanding:
Basic and diluted	43,980	35,713	40,434	35,384

SEGMENT REPORTING

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications plus the associated professional services and setup fees related to the software services product features. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters and years ended December 31, 2011 and 2010 were as follows (in thousands):

	Quarter Ended December 31, 2011			Year Ended December 31, 2011
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$11,018	$12,737	$23,755	$39,870	$49,115	$88,985
Costs of revenue	4,869	8,957	13,826	16,940	35,637	52,577

Gross profit	6,149	3,780	9,929	22,930	13,478	36,408
Gross margin	56%	30%	42%	58%	27%	41%
Operating expenses:
Direct selling and marketing	5,562	901	6,463	19,810	3,421	23,231
Direct research and development	1,820	—	1,820	5,706	—	5,706
Indirect	3,565	971	4,536	12,734	3,336	16,070

Income (loss) from operations	$(4,798)	$1,908	$(2,890)	$(15,320)	$6,721	$(8,599)

	Quarter Ended December 31, 2010			Year Ended December 31, 2010
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$8,756	$11,553	$20,309	$33,692	$48,463	$82,155
Costs of revenue	3,346	8,213	11,559	12,051	34,542	46,593

Gross profit	5,410	3,340	8,750	21,641	13,921	35,562
Gross margin	62%	29%	43%	64%	29%	43%
Operating expenses:
Direct selling and marketing	4,134	860	4,994	14,662	3,467	18,129
Direct research and development	1,212	—	1,212	4,638	—	4,638
Indirect	2,634	807	3,441	10,342	3,405	13,747

Income (loss) from operations	$(2,570)	$1,673	$(897)	$(8,001)	$7,049	$(952)

RECONCILIATION of NON-GAAP MEASURES:

“EBITDAS” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). EBITDAS and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDAS to Net loss applicable to

common stockholders as it is presented on the Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31,
	2011	2010
Net loss	$(3,118)	$(1,176)
Depreciation and amortization	1,831	1,496
Stock-based compensation	331	378
Interest income and expense, net	169	89
Income tax expense	26	(21)

EBITDAS	$(761)	$766

	Year ended December 31,
	2011	2010
Net loss	$(9,428)	$(1,056)
Depreciation and amortization	7,042	5,445
Stock-based compensation	1,498	1,393
Interest income and expense, net	506	286
Income tax expense	74	21

EBITDAS	$(308)	$6,089

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for

Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for

inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31, 2011		Quarter ended December 31, 2010
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$9,929	42%	$8,750	43%
Depreciation and amortization	1,387	6%	1,171	6%
Stock-based compensation	85	0%	81	0%

Consolidated gross profit and margin, excluding non-cash charges	$11,401	48%	$10,002	49%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31, 2011		Quarter ended December 31, 2010
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$6,149	56%	$5,410	62%
Depreciation and amortization	1,271	12%	964	11%
Stock-based compensation	81	1%	78	1%

Software segment gross profit and margin, excluding non-cash charges	$7,501	68%	$6,452	74%

About inContact

inContact (NASDAQ:SAAS) helps contact centers around the globe create profitable customer experiences through its powerful portfolio of cloud-based contact center software solutions. The company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. To learn more, visit www.inContact.com.

Contacts:

Investor Contact: Steven Pasko Investor Relations 415-445-3240	General Contact: Heather Hurst Communications Director 866-698-8911 heather.hurst@inContact.com

inContact® is the registered trademark of inContact, Inc.